Exhibit 99.1
Unaudited Pro Forma Condensed Combined Statement of Earnings
for Johnson & Johnson and its Subsidiaries
On December 20, 2006, the Company completed the acquisition of the Consumer Healthcare business of Pfizer Inc. (“Pfizer Consumer Healthcare”) for a purchase price of $16.6 billion in cash.
The following Unaudited Pro Forma Condensed Combined Statement of Earnings combines the historical consolidated statements of earnings of Johnson & Johnson and its subsidiaries (“The Company”) and the Consumer Healthcare business of Pfizer Inc. (“Pfizer Consumer Healthcare”) giving effect to the acquisition as if it had occurred on January 2, 2005. You should read this information in conjunction with the:
•	accompanying notes to the Unaudited Pro Forma Condensed Combined Statement of Earnings;

•	separate historical financial statements of Johnson & Johnson as of and for the fiscal years ended December 31, 2006 and January 1, 2006, included in the Johnson & Johnson Annual Report on Form 10-K for the fiscal year ended December 31, 2006;

•	separate unaudited historical financial statements of Pfizer Consumer Healthcare (a business unit within Pfizer Inc) as of and for the nine months ended October 1, 2006 and October 2, 2005, included at Exhibit 99.3 to this Current Report on Form 8-K;

•	separate audited historical financial statements of Pfizer Consumer Healthcare (a business unit within Pfizer Inc) as of and for the years ended December 31, 2005 and 2004, included at Exhibit 99.2 to this Current Report on Form 8-K.
The Unaudited Pro Forma Condensed Combined Statement of Earnings is provided for informational purposes only. The Unaudited Pro Forma Condensed Combined Statement of Earnings does not include the impact of operating synergies or cost savings that may result from the acquisition. The pro forma information is not necessarily indicative of what the companies’ results of operations actually would have been had the acquisition been completed at the dates indicated or what such results will be for any future periods. A pro forma balance sheet has not been included as the balance sheet effects of the acquisition are reflected in the Company’s Audited Consolidated Balance Sheet as of December 31, 2006 included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.
     The Unaudited Pro Forma Condensed Combined Statement of Earnings was prepared using the purchase method of accounting. The Unaudited Pro Forma Condensed Combined Statement of Earnings reflects the effects of applying certain preliminary purchase accounting adjustments to the historical combined results of operations, including items expected to have a continuing impact on the combined results, such as increased depreciation and amortization expense on acquired tangible and intangible assets, and the impact on financing costs. The final purchase price allocation has not yet been completed and could result in adjustments to the amounts included in this Unaudited Pro Forma Condensed Statement of Earnings. The Unaudited Pro Forma Condensed Combined Statement of Earnings also includes the effect of the divestitures of (1) the ZANTAC® product acquired from Pfizer Inc. and divested on December 20, 2006 and (2) the KAOPECTATE®, UNISOM®, CORTIZONE®, BALMEX® and ACT® products divested on January 2, 2007 for proceeds of $410 million in cash. The KAOPECTATE®, UNISOM® and CORTIZONE® products were also acquired from Pfizer Inc. on December 20, 2006. These products were divested in order to obtain regulatory approval for the transaction. The pro forma adjustments for these divestitures were derived from the accounting records of the Company and Pfizer Inc.

Johnson & Johnson and Subsidiaries
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS
For The Year Ended December 31, 2006
(Dollars in Millions Except Per Share Data)

			Pfizer		Pro Forma		Pro Forma
			Consumer		Adjustments for		Adjustments		Pro Forma
	Johnson & Johnson		Healthcare(A)		Divestitures		Other		Combined
Sales to customers	$53,324		4,032		(241)		—		57,115
Cost of products sold	15,057		1,443		(58)		118	(B)	16,560
Selling, marketing and administrative expenses	17,433		1,898		(56)		—		19,275
Research expense	7,125		192		(12)		—		7,305
Purchased in-process research and development	559	(F)	—		—		—		559
Interest (income) expense	(766)		—		—		743	(C)	(23)
Other (income) expense, net	(671)		(23	) (D)	(1)		—		(695)

Earnings before provision for taxes on income	14,587		522		(114)		(861)		14,134
Provision for taxes on income	3,534		171		(39	) (E)	(301	) (E)	3,365

Earnings from continuing operations	$11,053		351		(75)		(560)		10,769

Average shares outstanding- Basic	2,936.4								2,936.4
Average shares outstanding- Diluted	2,961.0								2,961.0
Basic net earnings per share	$3.76								3.67
Diluted net earnings per share	$3.73								3.64

(A)	Certain reclassifications have been made to the historical presentation of Pfizer Consumer Healthcare to conform to the Company’s Statement of Earnings presentation.

(B)	Represents an increase in depreciation and intangible asset amortization expense of $118 million resulting from adjusting acquired fixed assets and intangible assets to their estimated fair value. The increase in depreciation and intangible asset amortization expense was primarily due to the amortization expense associated with customer relationships, patents and technology and certain determinable life brands including PURELL(R), ACTIFED(R) and EFFERDENT(R) and other regional or country specific brands.

The determinable life brands and patents and technology have an aggregate value of $623 million and have useful lives ranging from 5 to 40 years. The customer relationships have an aggregate value of $3,067 million and have useful lives ranging from 30 to 40 years. The majority of the brands associated with Pfizer Consumer Healthcare were determined to have indefinite lives; accordingly, the Unaudited Pro Forma Condensed Combined Statement of Earnings do not reflect amortization expense associated with these brands.

(C)	Represents the incremental financing costs associated with the acquisition of Pfizer Consumer Healthcare for the period shown. Amounts were calculated using an average interest rate of 4.7% on the $15.8 billion cost of the acquisition, net of proceeds received from divestitures.

(D)	Other (income) expense, net consists of:

Restructuring and merger-related costs	$27
Minority interests	4
Other income, net	(54)

Total	$(23)

(E)	Reflects the income tax effects of the pro forma adjustments at applicable statutory income tax rates.

(F)	Includes $320 million related to Pfizer Consumer Healthcare. This is primarily associated with rights obtained to the pending switch of ZYRTEC(R) from U.S. prescription to over the counter status.

Johnson & Johnson and Subsidiaries
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS
For The Year Ended January 1, 2006
(Dollars in Millions Except Per Share Data)

		Pfizer		Pro Forma		Pro Forma
		Consumer		Adjustments for		Adjustments		Pro Forma
	Johnson & Johnson	Healthcare(A)		Divestitures		Other		Combined
Sales to customers	$50,514	3,891		(249)		—		54,156
Cost of products sold	14,010	1,274		(60)		204	(B)	15,428
Selling, marketing and administrative expenses	17,211	1,799		(66)		—		18,944
Research expense	6,462	186		(9)		—		6,639
Purchased in-process research and development	362	—		—		—		362
Interest (income) expense	(433)	—		—		743	(C)	310
Other (income) expense, net	(214)	1	(D)	(1)		—		(214)

Earnings before provision for taxes on income	13,116	631		(113)		(947)		12,687
Provision for taxes on income	3,056	215		(39	) (E)	(331	) (E)	2,901

Earnings from continuing operations	$10,060	416		(74)		(616)		9,786

Average shares outstanding- Basic	2,973.9							2,973.9
Average shares outstanding- Diluted	3,002.8							3,002.8
Basic net earnings per share	$3.38							3.29
Diluted net earnings per share	$3.35							3.26

(A)	Certain reclassifications have been made to the historical presentation of Pfizer Consumer Healthcare to conform to the Company’s Statement of Earnings presentation.

(B)	Represents (1) an increase in depreciation and intangible asset amortization expense of $118 million resulting from adjusting acquired fixed assets and intangible assets to their estimated fair value and (2) an increase in the cost of good sold of $86 million resulting from the step up in the value of inventories. The increase in depreciation and intangible asset amortization expense was primarily due to the amortization expense associated with customer relationships, patents and technology and certain determinable life brands including PURELL(R), ACTIFED(R) and EFFERDENT(R) and other regional or country specific brands.

The determinable life brands and patents and technology have an aggregate value of $623 million and have useful lives ranging from 5 to 40 years. The customer relationships have an aggregate value of $3,067 million and have useful lives ranging from 30 to 40 years. The majority of the brands associated with Pfizer Consumer Healthcare were determined to have indefinite lives; accordingly, the Unaudited Pro Forma Condensed Combined Statement of Earnings do not reflect amortization expense associated with these brands.

(C)	Represents the incremental financing costs associated with the acquisition of Pfizer Consumer Healthcare for the period shown. Amounts were calculated using an average interest rate of 4.7% on the $15.8 billion cost of the acquisition, net of proceeds received from divestitures.

(D)	Other (income) expense, net consists of:

Restructuring and merger-related costs	$37
Minority interests	4
Other income, net	(40)

Total	$1

(E)	Reflects the income tax effects of the pro forma adjustments at applicable statutory income tax rates.